Exhibit 99.1

cbdMD Completes Acquisition of the Operating Assets and Brands of Twinlab, including Twinlab, Reserveage and Metabolife Brands, Expanding Into Broader Wellness

Iconic supplement brands join cbdMD's portfolio, diversifying the company beyond hemp and positioning it "from the fundamentals to the frontier of wellness"

CHARLOTTE, N.C., November 2, 2026 -- cbdMD, Inc. (NYSE American: YCBD) ("cbdMD" or the "Company"), a leading wellness company, today announced that it has completed its acquisition of the operating assets of Twinlab, including the Twinlab, Reserveage, Metabolife and ResVitale brands. The assets were acquired through a Florida Chapter 727 assignment for the benefit of creditors proceeding.

The acquisition brings together brands with decades of history in vitamins and nutritional supplements with cbdMD's portfolio of cbdMD, Paw CBD, Oasis and Bluebird Botanicals. The combined portfolio broadens cbdMD's reach across retail and direct-to-consumer channels and meaningfully reduces the Company's reliance on hemp-derived products.

Strategic Highlights

●	Legacy brands with established trust. Twinlab, Reserveage and Metabolife are recognized names in nutritional supplements, with long-standing relationships across national and regional retailers.

●	Diversification beyond hemp. The acquired brands operate outside the hemp category, reducing the Company's exposure to changes in federal and state hemp regulation.

●	A strong base business to build on. The acquired brands carry an established product range and retail footprint that the Company can build on from day one.

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Untapped marketing potential. The acquired brands have received limited marketing investment in recent years. cbdMD's in-house creative and performance marketing team, which has built and repositioned consumer brands across retail and e-commerce, will now support them.

●	Innovation in the pipeline. The Company expects to introduce new products and refreshed brand experiences across the portfolio over the coming months.

"Closing this transaction is a defining moment for cbdMD," said Ronan Kennedy, Chief Executive Officer and Chief Financial Officer of cbdMD. "Twinlab, a brand established in 1960s, is one of the most iconic names in American wellness, Metabolife was a billion-dollar weight loss brand, while Reserveage carries real consumer recognition. Together with our existing brands, we believe we have a portfolio that runs from the fundamentals to the frontier of wellness, built around one promise: More Life in Every Day."

"Twinlab is a brand with a long-standing reputation for quality, and our team is excited to bring our brand-building experience to its next chapter of growth," Kennedy continued. "Just as important, this acquisition diversifies our business beyond hemp at a time of regulatory uncertainty in that category. We are energized by the work ahead and by the innovation we plan to bring to market."

The Company plans to provide further detail on integration progress and its outlook for the combined business in its upcoming periodic reports and earnings communications.

About cbdMD, Inc.

cbdMD, Inc. (NYSE American: YCBD) is a wellness company headquartered in Charlotte, North Carolina, whose portfolio spans the fundamentals to the frontier of wellness. The Company's brands include Twinlab, Reserveage, Metabolife, ResVitale, cbdMD, Paw CBD, Oasis and Bluebird Botanicals, offered through retail, wholesale and direct-to-consumer channels. Guided by the promise of More Life in Every Day, cbdMD is committed to quality, transparency and innovation. To learn more, visit www.cbdmd.com.

Forward-Looking Statements

This press release contains statements, estimates, forecasts, and projections regarding future performance and events that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Those statements include statements regarding expectations from the integration of the Twinlab assets, retaining Twinlab retail and customer relationships, anticipated long-term growth strategy, revenue growth, potential efficiencies resulting from the acquisition and new product offerings.  These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," and "seek," and similar expressions and include any financial projections or estimates or pro forma financial information set forth herein.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements.  Important factors and risks that could cause actual results to differ materially from our expectations include, but are not limited to, regulatory issues, unexpected issues with integrating the Twinlab assets, customer acceptance of our product offerings, the availability of capital, as well as those risks detailed in our filings with the SEC, including our most recent Form 10-K and other filings with the SEC. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Contacts

cbdMD, Inc.
Ronan Kennedy
Chief Executive Officer and Chief Financial Officer

IR@cbdmd.com
(704) 445-3064